As filed with the Securities and Exchange Commission on May 17, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_______________________

Guitar Center, Inc.
(Exact name of registrant as specified in its charter)

Delaware	95-4600862
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

5795 Lindero Canyon Road
Westlake Village, California	91362
(Address of principal executive offices)	(Zip Code)
_______________________

2004 GUITAR CENTER, INC.
INCENTIVE STOCK AWARD PLAN
(Full title of the plan)
_______________________
Leland P. Smith	Copy to:
EVP, General Counsel & Secretary	Anthony J. Richmond, Esq.
Guitar Center, Inc.	Latham & Watkins LLP
5795 Lindero Canyon Road	140 Scott Drive
Westlake Village, California 91362	Menlo Park, California 94025
(818) 735-8800	(650) 328-4600
(Name and address, and telephone
number, including area code, of agent for service)
_______________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	1,500,000	$ 46.29	$ 69,435,000	$ 2,132

(1)   This registration statement shall also cover any additional shares of common stock which become issuable under the 2004 Guitar Center, Inc. Incentive Stock Award Plan, as amended (the “Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).
(2)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) for the 1,500,000 shares registered hereunder (based on the average ($46.29) of the high ($46.88) and low ($45.69) prices for the Common Stock reported by the Nasdaq Global Select Market on May 16, 2007).

Proposed sales to take place as soon after the effective date of the registration statement as options or other rights granted under the Plan are exercised.

REGISTRATION OF ADDITIONAL SECURITIES

Guitar Center, Inc. (the “Company”) filed with the Securities and Exchange Commission: (1) a registration statement on Form S-8 filed April 29, 2004 (File No. 333-115004) relating to 1,400,000 shares of Common Stock, to be offered and sold under the Plan; (2) a registration statement on Form S-8 filed May 11, 2005 (File No. 333-124796) relating to an additional 700,000 shares of Common Stock to be offered and sold under the Plan; and (3) a registration statement on Form S-8 filed June 13, 2006 (File No. 333-134971) relating to an additional 700,000 shares of Common Stock to be offered and sold under the Plan, and the contents of each of such prior registration statements are incorporated by reference in this registration statement.  The Company is hereby registering an additional 1,500,000 shares of Common Stock issuable under the Plan, none of which has been issued as of the date of this registration statement.

Item 8.  Exhibits

See Index to Exhibits immediately following the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on this 17th day of May, 2007.

GUITAR CENTER, INC.

By:	/s/ Erick Mason
Erick Mason, EVP and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marty Albertson, Erick Mason and Leland Smith as his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes may do or cause to be done by virtue hereof.

Name	Title	Date

/s/ Marty Albertson	Chief Executive Officer and Director	May 17, 2007
Marty Albertson	(Principal Executive Officer)

/s/ Erick Mason	Executive Vice President and Chief Financial Officer	May 17, 2007
Erick Mason	(Principal Financial Officer)

/s/ David Robson	Senior Vice President of Finance (Principal Accounting	May 17, 2007
David Robson	Officer)

/s/ Larry Livingston	Director	May 17, 2007
Larry Livingston

/s/ Pat MacMillan	Director	May 17, 2007
Pat MacMillan

/s/ Bob Martin	Director	May 17, 2007
Bob Martin

/s/ George Mrkonic	Director	May 17, 2007
George Mrkonic

/s/ Kenneth Reiss	Director	May 17, 2007
Kenneth Reiss

/s/ Walter Rossi	Director	May 17, 2007
Walter Rossi

/s/ Peter Starrett	Director	May 17, 2007
Peter Starrett

/s/ Paul Tarvin	Director	May 17, 2007
Paul Tarvin

INDEX TO EXHIBITS

Exhibit	Description of Exhibit

5.1	Opinion of Latham & Watkins LLP.
10.1	The 2004 Guitar Center, Inc. Incentive Stock Award Plan, as amended to May 10, 2007
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).
23.2	Consent of Independent Registered Public Accounting Firm (KPMG LLP).
24.1	Powers of Attorney (included on the signature page of this Registration Statement).